Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

LESSEE WORKING CAPITAL LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LESSEE WORKING CAPITAL LOAN AGREEMENT (this “Amendment”), dated as of December 11, 2006 (“Amendment No. 1 Effective Date”), is made and entered into by and between SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership (“Lender”) and BUZZARD POWER CORPORATION, a Delaware corporation (“Lessee”).

WHEREAS, Lender and Lessee are parties to that certain Amended and Restated Lessee Working Capital Loan Agreement as heretofore modified and supplemented and as in effect on the date hereof, (the “Amended and Restated Lessee Working Capital Loan Agreement”) dated December 22, 1995;

WHEREAS, pursuant to Amendment No. 6 (as defined below), the Lender has requested that the Banks, the Agent and the Bond LOC Issuers consent, inter alia to (i) an increase in the amount of the Working Capital Loan Commitment to $6,000,000.00, (ii) an extension of the date for mandatory repayment in full of all outstanding Working Capital Loans to December 31, 2012 and (iii) certain conforming amendments to the Amended and Restated Lessee Working Capital Loan Agreement; and

WHEREAS, as a condition to granting their consent to such increase, extensions and amendments, the Banks, the Agent and the Bond LOC Issuers require that the Lender and Lessee enter into this Amendment.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Amended and Restated Lessee Working Capital Loan Agreement. Each of the following terms is added to the Amended and Restated Lessee Working Capital Loan Agreement in appropriate alphabetical order:

“Amendment No. 6” means Amendment No. 6 to Amended and Restated Reimbursement and Loan Agreement, dated as of the date hereof, among the Lender, the Banks, Calyon, New York Branch, as successor to Credit Lyonnais, New York Branch, as Agent and the Bond LOC Issuer named therein.

2. Amendments to the Amended and Restated Lessee Working Capital Loan Agreement. Effective on the Amendment No. 1 Effective Date, the Amended and Restated Lessee Working Capital Loan Agreement shall be amended as follows:

a. The definition of “Applicable Margin” contained in Section 1.01 of the Amended and Restated Lessee Working Capital Loan Agreement is hereby amended to read in its entirety as follows:

“Applicable Margin” shall mean, with respect to:

(a) any Lessee Working Capital Loan that is a Lessee Base Rate Loan, (i) through July 1, 2010, 0.25% and (ii) thereafter, 0.375% per annum; and

(b) any Lessee Working Capital Loan that is a Lessee Eurodollar Rate Loan, (i) through July 1, 2010, 1.25% and (ii) thereafter, 1.375% per annum.

b. The first sentence of Section 2.01(b) of the Amended and Restated Lessee Working Capital Loan Agreement is hereby amended by deleting the phrase “dated the Effective Date” inserting the phrase “delivered on and dated as of the Amendment No. 1 Effective Date.”

c. Section 2.01(d)(i) of the Amended and Restated Lessee Working Capital Loan Agreement is hereby amended to read in its entirety as follows:

Mandatory Repayment of Working Capital Loans. The Lessee shall repay the principal amount of the Lessee Working Capital Loans and accrued interest thereon on December 31, 2012. Notwithstanding anything to the contrary in this Agreement, the Lessee agrees to reduce the principal balance of Lessee Working Capital Loans outstanding once for twenty consecutive days during each of the following calendar years to an amount that is not greater than the corresponding amount set forth below:

Calendar Year	Amount
2006	$3,000,000.00
2007	$2,000,000.00
Thereafter	$0.00

The time period in each calendar year during which the Lessee shall reduce the balance of Lessee Working Capital Loans to an amount not greater than the amount set forth opposite such year shall be determined by the Lessee and notice of such determination shall be delivered to the Lender no later than three (3) Business Days after the end of such time period. Subject to the terms and conditions of this Agreement, amounts repaid in respect of the Lessee Working Capital Loans may be reborrowed thereafter until December 31, 2012, upon which date the Lessee Working Capital Loan Commitments shall terminate.”

d. Exhibit A to the Amended and Restated Lessee Working Capital Loan Agreement is hereby amended to read in its entirety as set forth on Exhibit A hereto.

3. Working Capital Notes. The first sentence of Section 2.01(b) of the Amended and Restated Lessee Working Capital Loan Agreement is hereby amended to read in its entirety as follows: “The Lessee Working Capital Loans made by Lender shall be evidenced by a promissory note of the Lessee in the form of Exhibit A to the First Amendment to Amended and Restated Working Capital Loan Agreement (an “Amended and Restated Lessee Working Capital Note”), dated with the date of execution and delivery thereof, payable to the Lender in an initial principal amount equal to the Lender’s Lessee Working Capital Loan Commitment and otherwise duly completed; provided, however, that all Lessee Working Capital Loans in the form of Lessee Base Rate Loans that are outstanding under the Lessee Working Capital Note immediately prior to the Amendment No. 1 Effective Date (such note, the “Amendment No. 1 Existing Lessee Working Capital Note”) shall be deemed outstanding Lessee Working Capital Loans in the form of Lessee Base Rate Loans under (and all accrued interest thereon, including any interest accrued under the Amendment No. 1 Existing Lessee Working Capital Note shall be payable under) the Amended and Restated Lessee Working Capital Note, subject to the terms and conditions of the Amended and Restated Lessee Working Capital Loan Agreement in effect on and after the Amendment No. 1 Effective Date; and provided further that the Lessee shall have converted all outstanding Lessee Working Capital Loans, if any, that are Lessee Eurodollar Rate Loans to Lessee Base Rate Loans in a timely fashion in accordance with the Amended and Restated Lessee Working Capital Agreement so that on the Amendment No. 1 Effective Date, all outstanding Lessee Working Capital Loans are Lessee Base Rate Loans.”

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to any other applicable conflict of law provisions (except Section 5-1401 of the New York General Obligations Law and any successor statute thereto).

5. Amendments. This Amendment may not be amended, altered, modified or revoked without the prior written consent of all parties hereto, except in accordance with the requirements under the Amended and Restated Lessee Working Capital Loan Agreement for modifications thereto.

6. Headings. All headings in this Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

7. Binding Nature and Benefit. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assignors.

8. Reference to and Effect on the Amended and Restated Lessee Working Capital Loan Agreement.

a. Upon the effectiveness of this Amendment each reference in the Amended and Restated Lessee Working Capital Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, or to the Amended and Restated Lessee Working Capital Note, and each reference in the Amended and Restated Lessee Working Capital Note to the Amended and Restated Lessee Working Capital Loan Agreement, shall mean and be a reference to the Amended and Restated Lessee Working Capital Loan Agreement or Amended and Restated Lessee Working Capital Note, as applicable, as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

b. Except as expressly provided herein, the Amended and Restated Lessee Working Capital Loan Agreement shall remain unchanged and in full force and effect.

c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Amended and Restated Lessee Working Capital Loan Agreement nor constitute a waiver of any provision of the Amended and Restated Lessee Working Capital Loan Agreement.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

10. Consent. The undersigned parties consent to this Amendment and each and every action to be taken hereunder and as described herein.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership

By:	/s/ John W. O’Connor
Name:	John W. O’Connor
Title:	Vice President and Treasurer

BUZZARD POWER CORPORATION, a Delaware corporation

By:	/s/ Jimmy Chow
Name:	Jimmy Chow
Title:	Controller